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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13D filed herewith and any amendments thereto relating to the Acquired Shares of Windswept Environmental Group, Inc., a Delaware corporation, is filed jointly on behalf of each such person.

         Terms used herein not otherwise defined shall be given the meanings used in the Schedule 13D.



Dated: November 8, 1999

                                      SPOTLESS GROUP LIMITED


                                      By: /s/ Peter A. Wilson
                                          ---------------------------------
                                      Name: Peter A. Wilson
                                      Title: Director

                                      SPOTLESS PLASTICS (USA) INC.


                                      By: /s/ Charles L. Kelly, Jr.
                                          ---------------------------------
                                      Name: Charles L. Kelly, Jr.
                                      Title: Vice President of Finance and
                                             Secretary

                                      WINDSWEPT ACQUISITION
                                      CORPORATION


                                      By: /s/ Charles L. Kelly, Jr.
                                          ---------------------------------
                                      Name: Charles L. Kelly, Jr.
                                      Title: Vice President of Finance
                                             Secretary